UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) — August 12, 2008
ONCOR ELECTRIC DELIVERY COMPANY LLC
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	333-100240 (Commission File Number)	75-2967830 (I.R.S. Employer Identification No.)
1601 Bryan Street, Dallas, Texas 75201
(Address of principal executive offices, including zip code)
Registrants’ telephone number, including Area Code — (214) 486-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 12, 2008, Oncor Electric Delivery Company LLC (Oncor) entered into a Contribution and Subscription Agreement (Contribution Agreement) with Texas Transmission Investment LLC (Buyer), an entity indirectly owned by a private investment group led by the OMERS Administration Corporation, acting through its infrastructure investment entity Borealis Infrastructure Management Inc., and the Government of Singapore Investment Corporation Pte Ltd., acting through its private equity and infrastructure subsidiary GIC Special Investments Pte Ltd, pursuant to which Oncor agreed to issue and sell between 19.75% and 19.97% of its outstanding equity interests to the Buyer (Issuance).
     Consideration
     The consideration for the equity interests to be issued and sold to the Buyer in the Issuance will be approximately $1.254 billion (assuming the purchase by the Buyer of a 19.75% equity interest in Oncor). At the closing of the Issuance, Oncor also expects to offer and sell up to 0.22% of its outstanding equity interests to certain members of Oncor’s management team (Management Equity Offering). Accordingly, immediately after the closing of the Issuance and the Management Equity Offering, EFH Corp. will indirectly own 80.03% of Oncor, Oncor management will own approximately 0.22% of Oncor and the Buyer will own approximately 19.75% of Oncor. The Buyer will purchase any portion of the 0.22% of Oncor’s outstanding equity interests not purchased in the Management Equity Offering, with a pro rata increase in the aggregate purchase price to be paid by the Buyer.
     The obligation of Buyer to consummate the Issuance is not subject to any financing covenants or conditions. The proceeds to be received by Oncor from the Buyer upon completion of the Issuance and the Management Equity Offering are expected to be distributed ultimately to EFH Corp. as the indirect parent company of Oncor.
     Representations, Warranties and Covenants
     The Contribution Agreement contains customary representations and warranties by Oncor and the Buyer. In addition, each of the parties has agreed to customary covenants, including, among others, the following: (i) Oncor will provide the Buyer and its representatives access and information prior to the completion of the Issuance; (ii) Oncor has agreed that prior to the Issuance it will operate its business in the ordinary course consistent with past practice and to preserve intact in all material respects the business and relationships of Oncor and its subsidiaries with third parties; (iii) the Buyer has agreed not to take any actions that are reasonably likely to prevent or materially delay the completion of the Issuance; (iv) the parties have agreed to seek required consents and use reasonable best efforts to satisfy the closing conditions; and (v) the parties have agreed to enter into certain other agreements described below at the closing.
     Conditions
     Each of the parties’ obligations to complete the Issuance are subject to various conditions, including, among others the following: (i) the determination by the Committee on Foreign Investment in the United States (CFIUS) that the transactions contemplated by the Contribution Agreement are not subject to Section 721 of the Defense Production Act of 1950, as amended, or the determination by CFIUS that there are no unresolved national security concerns with respect to such transactions and action under Section 721 is therefore concluded, or receipt of notice that the President of the United States will not act to prohibit, suspend or otherwise prevent such transactions; (ii) the receipt by the Buyer of an irrevocable and legally binding equity commitment from an additional third party investor to acquire between 1% and 5% (up to approximately $63 million) of the capital stock and shareholder debt of the Buyer’s direct parent; and (iii) the confirmation that, as of completion of the Issuance, certain of the Buyer’s indirect investors do not own certain direct or indirect equity interests in EFH Corp. Oncor currently expects that the Issuance will close in the fourth quarter of 2008; however, there can be no assurance that the Issuance will be completed.
     Termination
     The Contribution Agreement may be terminated: (i) by mutual consent of the parties if the Issuance has not occurred by December 31, 2008; or (ii) by either Oncor or the Buyer, as the case may be, upon certain material breaches of the terms of the Contribution Agreement by the other party.
     Agreements to be Entered Into at the Closing
     At the completion of the Issuance, the members of Oncor are expected to enter into a Second Amended and Restated Limited Liability Company Agreement of Oncor (LLC Agreement) substantially in the form attached as an exhibit to the Contribution Agreement. In addition, Oncor and certain other parties, including the Buyer, have agreed to enter into an Investor Rights Agreement, a Registration Rights Agreement and an Amended and Restated Tax Sharing Agreement (Tax Sharing Agreement), each substantially in the respective form attached as an exhibit to the Contribution Agreement.
     The LLC Agreement will, among other things, set out the members’ respective governance rights in respect of their ownership interests in Oncor. Among other things, the LLC Agreement will provide for the management of Oncor by a board of directors consisting of 11 members, including at least six Independent Directors (as defined in the LLC Agreement), two directors designated directly or indirectly by the Buyer, subject to certain conditions, two directors designated indirectly by EFH Corp. and one director that is also an officer of Oncor.
     The LLC Agreement will also prohibit Oncor and its subsidiaries from taking certain material actions without prior special approvals by the members, some or all of the Independent Directors and/or the directors designated by one or more of the members. It also requires that any changes to Oncor’s procedures and limitations on declaring and paying distributions be approved by (i) a majority of the Independent Directors, (ii) all of the EFH Corp. directors and (iii) the Buyer director(s) present and voting, provided that at least one Buyer director must be present and voting in order to approve such matter. In addition, any annual budget with an aggregate amount of the capital and operating and maintenance expenditures that is more than 10% less than the capital and operating and maintenance expenditures in the annual budget for the immediately prior fiscal year must be approved by (i) a majority of the Independent Directors and (ii) the Buyer director(s) present and voting, provided that at least one Buyer director must be present and voting in order to approve such action.
     The Investor Rights Agreement will govern certain rights of certain members of Oncor and EFH Corp. arising out of their direct or indirect ownership of Oncor membership interests, including, without limitation, transfers of Oncor membership interests and restrictions thereon. The Registration Rights Agreement will grant customary registration rights to certain members of Oncor.

     The Tax Sharing Agreement will provide a contractual framework for cash taxes paid by Oncor to EFH Corp., as the indirect parent company of Oncor, and certain of Oncor’s members, including the Buyer.
     The foregoing descriptions of the Contribution Agreement and the forms of the LLC Agreement, the Investor Rights Agreement, the Registration Rights Agreement and the Tax-Sharing Agreement are not complete and are qualified in their entirety by reference to the copy of the Contribution Agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference, including the forms of the LLC Agreement, the Investor Rights Agreement, the Registration Rights Agreement and the Tax-Sharing Agreement attached as exhibits to the Contribution Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
     Disclosure under Item 1.01 of this Form 8-K is incorporated herein by reference.
     The equity interests in Oncor issued to the Buyer in the Issuance will be restricted securities and will be issued in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D thereunder.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	10.1	Contribution and Subscription Agreement dated August 12, 2008, by and between Oncor and Texas Transmission Investment LLC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC
By:	/s/ Richard C. Hays
Name:	Richard C. Hays
Title:	Controller

Dated: August 13, 2008

EXHIBIT INDEX

(d)	Exhibit No.	Description
	10.1	Contribution and Subscription Agreement dated August 12, 2008, by and between Oncor and Texas Transmission Investment LLC.